UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 29, 2014, Eastern Virginia Bankshares, Inc. (“EVBS”), its wholly-owned bank subsidiary, EVB, and Virginia Company Bank entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) under which EVBS will acquire Virginia Company Bank. In accordance with the Merger Agreement, Virginia Company Bank will merge with and into EVB (the “Merger”), at which time Virginia Company Bank will cease to exist and EVB will be the surviving entity. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, have been unanimously approved by the Board of Directors of each of EVBS, EVB and Virginia Company Bank.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock of Virginia Company Bank (other than certain shares owned directly or indirectly by EVBS or EVB or any of EVBS’s, EVB’s or Virginia Company Bank’s respective wholly-owned subsidiaries) issued and outstanding immediately prior to the effective time of the Merger will, at the election of the holder but subject to proration, be converted into and become the right to receive either:

(i)	$6.25 in cash without interest (the “Cash Consideration”), or
(ii)	0.9259 shares of common stock of EVBS (the “Stock Consideration”) (subject to the payment of cash in lieu of fractional shares).

Any share of Virginia Company Bank common stock with respect to which neither an election to receive Cash Consideration nor an election to receive Stock Consideration has been properly made will be converted into the right to receive the Stock Consideration.

The number of shares of Virginia Company Bank common stock that will be converted into the right to receive the Cash Consideration is limited to 25% of the shares of Virginia Company Bank common stock (such number of shares, the “Cash Conversion Number”). The remainder of the shares of Virginia Company Bank common stock will be converted into the right to receive the Stock Consideration. If the aggregate number of shares (the “Cash Election Number”) of Virginia Company Bank common stock with respect to which an election to receive the Cash Consideration has been made (“Cash Electing VCB Shares”) exceeds the Cash Conversion Number, then the number of Cash Electing VCB Shares of each shareholder of Virginia Company Bank that will be converted into the right to receive the Cash Consideration will be prorated equal to the product obtained by multiplying (x) the number of Cash Electing VCB Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and the remaining number of the shareholder’s Cash Electing VCB Shares will be converted into the right to receive the Stock Consideration.

The Merger Agreement provides that each share of Virginia Company Bank’s Series A Preferred Stock and Series B Preferred Stock outstanding immediately prior to the effective time of the Merger will be converted into, and will be canceled in exchange for, the right to receive one share of a class of EVBS preferred stock with substantially identical rights to the Virginia Company Bank Series A Preferred Stock and Series B Preferred Stock, including, without limitation, identical liquidation preferences and voting rights.

Each option to purchase shares of Virginia Company Bank common stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be exchanged for a cash amount equal to the number of shares of Virginia Company Bank common stock subject to the option multiplied by the amount the Cash Consideration exceeds the option’s per share exercise price. Notwithstanding the foregoing, any Virginia Company Bank stock option that is an incentive stock option will be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the Virginia Company Bank stock option within the meaning of Section 424(h) of the Internal Revenue Code.

The Merger Agreement contains customary representations, warranties and covenants from EVBS, EVB and Virginia Company Bank. Completion of the Merger is subject to various customary conditions, including, among others: (i) approval of the Merger Agreement and related plan of merger by the common shareholders of Virginia Company Bank, (ii) receipt of required regulatory approvals, (iii) the absence of legal impediments to the Merger, and (iv) the absence of certain material adverse changes or events.

The Merger Agreement contains certain termination rights for EVBS, EVB and Virginia Company Bank, as the case may be. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Virginia Company Bank will be required to pay to EVBS a termination fee of $490,000.

In connection with Virginia Company Bank’s entry into the Merger Agreement, all of Virginia Company Bank’s directors signed a Support and Non-Competition Agreement, the form of which is attached to the Merger Agreement as Annex B.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualification and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Shareholders of Virginia Company Bank and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that EVBS will file with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger because it will contain important information about EVBS and Virginia Company Bank, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by EVBS free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by EVBS will be available free of charge from the Corporate Secretary of Eastern Virginia Bankshares, Inc., 330 Hospital Road, Tappahannock, Virginia, 22560, telephone number (804) 443-8400. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing EVBS’s website at www.evb.org under the tab “SEC Filings” and then under the heading “Documents.” You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. In addition, EVBS may file other relevant documents concerning the proposed merger with the SEC. The information in this press release is not a substitute for the registration statement, the proxy statement/prospectus that will be included in the registration statement or any other documents EVBS files with the SEC or that are otherwise provided to Virginia Company Bank shareholders by EVBS or Virginia Company Bank.

Participants in the Transaction

EVBS, Virginia Company Bank and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Virginia Company Bank’s shareholders in favor of the merger with EVB. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Virginia Company Bank shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of EVBS in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on April 17, 2014. Information about the directors and executive officers of Virginia Company Bank and their ownership of Virginia Company Bank common stock, and additional information regarding the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from EVBS or Virginia Company Bank using the contact information above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of May 29, 2014, by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC

Dated: May 30, 2014

/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President &
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of May 29, 2014, by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank.